SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 11, 2007
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
EXPLANATORY NOTE: Pursuant to Item 9.01 of Form 8-K, this Current Report on Form 8-K relates to the definitive agreement entered into on January 18, 2007 to acquire a 51-hotel portfolio from CNL Hotels and Resorts, Inc., as filed on Form 8-K on January 23, 2007, to include the historical financial statements and pro forma financial information required by Item 9.01 (a) and (b) related to this acquisition, which closed April 11, 2007.

FORM 8-K
INDEX

Item 2.01. Acquisition or Disposition of Assets	3

Item 9.01. Financial Statements, Pro Forma Financial Information, and Exhibits	4

a. Financial Statements

Combined Financial Statements as of December 31, 2006 and 2005, and for the three years ended December 31, 2006, 2005, and 2004	5

b. Pro Forma Financial Information (Unaudited)	22

Pro Forma Consolidated Balance Sheet as of December 31, 2006	24

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006	26

d. Exhibits	28

23.1 Consent of Independent Certified Public Accountants	28

SIGNATURE	29

ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS
On April 11, 2007, Ashford Hospitality Trust, Inc. (the “Company”) acquired a 51-property, 13,524 room (net after joint venture adjustment) hotel portfolio for approximately $2.4 billion from CNL Hotels and Resorts, Inc. Pursuant to this agreement, the Company acquired 100% of 33 properties and 70%-89% of 18 properties through existing joint ventures.
The 51-property hotel portfolio consists of 24 full-service, upper-upscale hotels and 27 premium select-service hotels. The 24 full-service, upper-upscale hotels, which comprise 7,953 rooms, feature such brand names as Hilton, Embassy Suites, JW Marriott, Marriott, Doubletree, Renaissance, and Hyatt. The 27 premium select-service hotels, which comprise 5,571 rooms, feature brands such as Courtyard by Marriott, Residence Inn by Marriott, SpringHill Suites by Marriott, Fairfield Inn by Marriott, TownePlace Suites by Marriott, and Hampton Inn. (The foregoing room numbers are net of the interests of the joint venture partners.)
The Company will operate the hotels under existing long-term management agreements with Marriott, Hilton, Hyatt, and Interstate Hotels and Resorts.
To fund this acquisition, the Company utilized several sources as follows: borrowings of approximately $928.5 million of ten-year, fixed-rate debt at an average blended interest rate of 5.95%, approximately $555.1 million of three-year, variable-rate debt with two one-year extension options at an interest rate of LIBOR plus 1.65%, and approximately $325.0 million of one-year, variable-rate debt with two one-year extension options at an interest rate of LIBOR plus 1.5%, the sale of 8.0 million shares of Series C Cumulative Redeemable Preferred Stock for approximately $200.0 million (less a commitment fee) at a dividend rate of LIBOR plus 2.5%, and assumed fixed-rate debt of approximately $432.3 million (net of debt attributable to joint venture partners), representing ten fixed-rate loans with an average blended interest rate of 6.09% and expiration dates ranging from 2008 to 2025. In addition, the Company executed a $200.0 million credit facility with interest rates ranging from LIBOR plus 1.55% to LIBOR plus 1.95% depending on the loan-to-value ratio, which matures April 9, 2010 with two one-year extension options, requires interest-only payments through maturity, and requires quarterly commitment fees ranging from 0.125% to 0.20% of the average undrawn balance during the quarter.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

CNL Hotels
Combined Financial Statements

CNL Hotels
Index
December 31, 2006 and 2005

Report of Independent Certified Public Accountants
To the Board of Directors and Stockholders of
Ashford Hospitality Trust:
In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of owner’s equity and of cash flows present fairly, in all material respects, the financial position of the CNL Hotels at December 31, 2006 and December 31, 2005, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of CNL Hotels. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
April 12, 2007
Orlando, Florida

CNL Hotels
Combined Balance Sheets
December 31, 2006 and 2005

(in thousands of dollars)	2006	2005
Assets

Hotel and resort properties, net	$2,030,270	$2,068,093
Cash and cash equivalents	50,170	45,796
Restricted cash	44,988	50,508
Receivables, net	25,386	15,330
Intangible assets, net	25,291	25,995
Prepaid expenses and other assets	10,361	11,278
Loan costs, net	3,906	4,604

Total assets	$2,190,372	$2,221,604

Liabilities and Owner’s Equity
Liabilities
Mortgage and other notes payable	$1,005,028	$1,005,540
Accounts payable and accrued expenses	60,555	58,511
Other liabilities	13,181	14,023

Total liabilities	1,078,764	1,078,074
Minority interest	118,708	117,271

Commitments and contingencies

Owner’s equity	992,900	1,026,259

Total liabilities and owner’s equity	$2,190,372	$2,221,604

The accompanying notes are an integral part of these combined financial statements.

CNL Hotels
Combined Statements of Operations
Years Ended December 31, 2006 and 2005

(in thousands of dollars)	2006	2005	2004

Revenues
Room	$530,963	$494,961	$416,586
Food and beverage	183,671	169,285	152,302
Other hotel and resort operating departments	42,548	40,558	36,621
Rental income from operating leases	6,500	7,074	15,920
Other income	1,176	1,218	2,365

	764,858	713,096	623,794

Expenses
Room	124,051	121,619	102,324
Food and beverage	135,569	126,966	117,553
Other hotel and resort operating departments	23,842	24,194	22,126
Property operations	150,013	139,510	119,696
Repairs and maintenance	34,492	32,761	28,728
Hotel and resort management fees	30,776	25,819	17,430
Sales and marketing	52,900	50,726	44,792
Credit enhancement funding	(906)	(1,646)	(13,417)
General operating and administrative	2,221	2,564	2,332
Depreciation and amortization	89,314	85,623	76,487
Asset management fees	10,200	11,700	9,800

	652,472	619,836	527,851

Operating profit	112,386	93,260	95,943
Other income (expense)
Interest income	387	128	34
Interest and loan cost amortization	(68,736)	(69,045)	(67,292)
Loss on extinguishment of debt	(184)	(34)	—

Income before minority interest and income taxes	43,853	24,309	28,685
Minority interest	(6,403)	(4,807)	(2,579)
Income tax (expense) benefit	(772)	81	(650)

Net income	$36,678	$19,583	$25,456

The accompanying notes are an integral part of these combined financial statements.

CNL Hotels
Combined Statements of Owner’s Equity
Years Ended December 31, 2006 and 2005

(in thousands of dollars, except per share data)

Balance, December 31, 2003	$1,102,457
Contributions	16,915
Distributions	(137,365)
Net income	25,456

Balance, December 31, 2004	1,007,463
Contributions	62,097
Distributions	(62,884)
Net income	19,583

Balance, December 31, 2005	1,026,259
Contributions	29,094
Distributions	(99,131)
Net income	36,678

Balance, December 31, 2006	$992,900

The accompanying notes are an integral part of these combined financial statements.

CNL Hotels
Combined Statements of Cash Flows
Years Ended December 31, 2006 and 2005

(in thousands of dollars)	2006	2005	2004

Cash flows from operating activities
Net income	$36,678	$19,583	$25,456
Adjustment to reconcile net income to net cash provided by operating activities Depreciation	88,542	85,671	76,488
Amortization	2,845	3,643	201
Loss on extinguishment of debt	184	—	—
Minority interest	6,403	4,807	2,579
Changes in operating assets and liabilities
Receivables	(10,056)	(3,530)	18,456
Prepaid expenses and other assets	917	100	7,196
Accounts payable and accrued expenses	2,044	4,918	5,270
Other liabilities	(842)	(632)	(5,465)

Net cash provided by operating activities	126,715	114,560	130,181

Cash flows from investing activities
Cash paid in connection with capital expenditures	(50,720)	(57,985)	(87,396)
Decrease (increase) in restricted cash	5,520	(5,643)	(8,314)

Net cash used in investing activities	(45,200)	(63,628)	(95,710)

Cash flows from financing activities
Proceeds from mortgage loans	172,639	—	99,957
Principal payments on mortgage loans	(173,150)	(48,525)	—
Contributions from owner	29,094	62,097	16,915
Distributions to owner	(99,131)	(62,884)	(137,365)
Distributions to minority interest, net	(4,966)	(144)	(3,345)
Payment of loan costs	(1,627)	—	(1,196)

Net cash used in financing activities	(77,141)	(49,456)	(25,034)

Net increase in cash and cash equivalents	4,374	1,476	9,437

Cash and cash equivalents
Beginning of year	45,796	44,320	34,883

End of year	$50,170	$45,796	$44,320

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$66,740	$66,718	$66,971
Cash paid during the year for income tax	711	420	865

Supplemental disclosure of noncash financing activities
Assets under capital leases acquired during the period	$794	$316	$39
The accompanying notes are an integral part of these combined financial statements.

CNL Hotels
Notes to Combined Financial Statements
December 31, 2006 and 2005

1.	Business and Basis of Presentation

The accompanying combined financial statements include the following hotels comprising the CNL Hotels (the “Hotels”). The Hotels are owned by various wholly and partially owned subsidiaries of CNL Hotels & Resorts, Inc. (“CNL”), and are presented on a combined basis. All of the Hotels, except for the Renaissance Tampa, were acquired or developed by CNL prior to January 1, 2004 and are included in these financial statements for each of the three years ended December 31, 2006, 2005 and 2004. The development of the Renaissance Tampa was completed in August 2004, and therefore its results of operations are only included in these financial statements from its date of completion. Except as noted, the hotels are leased to wholly-owned taxable real estate investment trust subsidiaries (“TRS”).

			Rooms
	Hotel	Location	(Unaudited)

1	Courtyard Plano	Plano, TX	153
2	Residence Inn Plano	Plano, TX	126
3	Marriott Suites Dallas	Dallas, TX	266
4	Residence Inn Las Vegas	Las Vegas, NV	256
5	Courtyard Scottsdale	Scottsdale, AZ	180
6	Courtyard Seattle	Seattle, WA	250
7	Residence Inn Phoenix	Phoenix, AZ	200
8	Courtyard Philadelphia**	Philadelphia, PA	498
9	Fairfield Inn Orlando	Orlando, FL	388
10	Courtyard Orlando	Orlando, FL	312
11	SpringHill Suites Orlando	Orlando, FL	400
12	Residence Inn Buckhead	Atlanta, GA	150
13	Courtyard San Francisco	San Francisco, CA	405
14	Hilton Miami	Miami, FL	500
15	Hilton Auburn Hills	Auburn Hills, MI	224
16	Hilton Costa Mesa	Costa Mesa, CA	486
17	Embassy Suites Portland	Portland, OR	276
18	Residence Inn Manchester	Manchester, CT	96
19	Courtyard Manchester	Manchester, CT	90
20	Hampton Inn Houston	Houston, TX	119
21	SpringHill Suites Richmond	Richmond, VA	136
22	Courtyard Oakland Airport	Oakland, CA	156
23	SpringHill Suites Plymouth Meeting	Plymouth Meeting, PA	199
24	SpringHill Suites Manhattan Beach	Manhattan Beach, CA	164
25	TownePlace Suites Manhattan Beach	Manhattan Beach, CA	144
26	Courtyard Basking Ridge	Basking Ridge, NJ	235
27	Courtyard Newark	Newark, CA	181
28	Residence Inn Newark	Newark, CA	168
29	Marriott Bridgewater	Bridgewater, NJ	347
30	JW Marriott Le Meridien	New Orleans, LA	494
31	Renaissance Tampa	Tampa, FL	293
32	Marriott Seattle Waterfront	Seattle, WA	358
33	Marriott Plano	Plano, TX	404
34	Marriott BWI Airport	Baltimore, MD	310
35	Hyatt Regency Dearborn	Dearborn, MI	772
36	Hyatt Regency Montreal	Montreal, Quebec	607

CNL Hotels
Notes to Combined Financial Statements
December 31, 2006 and 2005

			Rooms
	Hotel	Location	(Unaudited)

37	Hilton Lincoln Center	Dallas, TX	500
38	Hilton Tucson El Conquistador	Tucson, AZ	428
39	Doubletree Crystal City	Crystal City, VA	631
40	Hilton Rye Town	Rye Town, NY	446
41	Embassy Suites Lee Vista	Orlando, FL	174
42	Embassy Suites Santa Clara	Santa Clara, CA	257
43	Embassy Suites Crystal City	Crystal City, VA	267
44	Hilton Birmingham	Birmingham, AL	205
45	Residence Inn Torrance	Torrance, CA	247
46	Residence Inn Atlanta West	Atlanta, GA	128
47	Residence Inn Kansas City	Kansas City, MO	96
48	Hyatt Regency Coral Gables	Coral Gables, FL	242
49	Courtyard Edison	Edison, NJ	146
50	Hilton Torrey Pines	La Jolla, CA	394
51	Capital Hilton	Washington, D.C.	544

**	This hotel was leased to an unrelated third party tenant. Rental income from operating leases is included in the statement of operations for this hotel for each period presented
Debt balances and related interest expense are allocated based on consideration of the Hotels as collateral for specific debt. The Hotels are expected to have a capital structure different from CNL post acquisition; accordingly, interest expense and amortization of loan issuance costs is not necessarily indicative of the interest expense that the Hotels would have incurred as a separate, independent company.
CNL operates for federal income tax purposes as a real estate investment trust (“REIT”). The REIT is exempt from the payment of income taxes assuming it complies with certain provisions of the Internal Revenue Code. The periods that CNL rented any of the Hotels under triple net leases to unrelated third parties, there is no income tax expense or benefit to allocate in the accompanying financial statements as the residual from these lease agreements flow to the REIT and are not subject to taxation. Excluding the periods rented to third parties, the Hotels were leased to wholly owned taxable REIT subsidiaries of CNL. The rent, which is eliminated in connection with the preparation of these combined financial statements, has the effect of offsetting the majority of any taxable income generated by the Hotels operating activities, or for certain hotels in certain periods, generating taxable losses.
For the majority of the period covered by these financial statements, CNL was managed under an advisory agreement with a related party. This advisory agreement provided for a variety of management related services including oversight of the hotel managers, periodic inspection of the hotel properties, accounting, technical and other administrative services as well as costs of legal tax and insurance administration. Under the advisory agreement, these fees were generally calculated as a percentage of amounts invested in the hotel properties. The allocation in the combined statement of operations is based on the percentage of amounts invested in the Hotels to the total amount invested by CNL. These asset management fees are separately presented in the combined statements of operations and totaled $10,200, $11,700 and $9,800 for the years ended December 31, 2006, 2005 and 2004, respectively.

CNL Hotels
Notes to Combined Financial Statements
December 31, 2006 and 2005

The management of CNL considers this allocation methodology to be reasonable and does not believe that the amounts incurred for the services performed would have been materially different if the Hotels were operated on a stand alone basis under this arrangement.
All significant intercompany balances and transactions have been eliminated in consolidation.
2.	Summary of Significant Accounting Policies
Reporting Calendar
The Hotel’s operating results are based on a calendar year ended December 31 as required by tax laws relating to REITs. However, certain of the Hotels have managers that have a different quarterly accounting calendar. For certain Hotels, the fiscal year ends on the Friday ends on the Friday closest to December 31 and reflects twelve weeks of operations for the first three quarters of the year and sixteen or seventeen weeks for the fourth quarter of the year. Therefore, in any given period, period-over-period results may have different ending dates.
Use of Estimates
The Hotel’s have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.
Fair Value of Financial Instruments
The Hotel’s financial instruments include rents and accounts receivable, accounts payable, other accrued expenses, and variable and fixed rate debt. With exception of fixed rate debt, the fair values of these financial instruments are not materially different from their carrying or contract value.
Investment in Hotel Properties
Hotel properties are recorded at historical cost and are depreciated using the straight-line method over estimated useful lives of 40 years for buildings and improvements and three to seven years for furniture and equipment. Repairs and maintenance costs are charged to expense as incurred. When the hotels or equipment are sold, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss from the sale will be reflected as income or expense.
Impairment of Long-Lived Assets
Long-lived assets are tested for recoverability at least annually or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. Am impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis.

CNL Hotels
Notes to Combined Financial Statements
December 31, 2006 and 2005

Cash and Cash Equivalents
The Hotels consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash accounts maintained on behalf of the Hotels in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Hotels have not experienced any losses in such accounts.
Restricted Cash
Certain amounts of cash are restricted to fund the Hotels’ capital expenditures directly associated with certain of the Hotels and are included in the accompanying combined balance sheets.
Owner’s Equity
The difference between the Hotels’ assets and liabilities are recorded in an account labeled owner’s equity. Such account consists of accumulated equity as well as any payable/receivable balance due to or from CNL resulting from cash transfers as well as allocations of such things as interest expense and income taxes.
Revenue Recognition
Revenues are recognized when rooms are occupied and the services have been performed. In accordance with Staff Accounting Bulletin (“SAB”) 104, lease revenue is recognized as income after certain specific annual hurdles have been achieved by the lessee in accordance with the provisions of lease agreements.
Credit Enhancements
The following summary describes the various types of credit enhancements:
Threshold Guarantees
Threshold guarantees (“TG”) are provided by third-party hotel and resort managers to CNL for certain of the Hotels in order to guarantee a certain minimum return for certain of the Hotel’s covered by the TG. Funding under these guarantees is recorded as a reduction in operating expenses, a reduction in hotel and resort management fees or as liabilities by the Hotels, depending upon the nature of each agreement and whether the funded amounts are required to be repaid by CNL for certain of the Hotels.
Liquidity Facility Loans
Liquidity facility loans (“LFL”) are provided by third-party hotel and resort managers to CNL for certain of the Hotels in order to guarantee a minimum distribution for certain of the Hotels covered by the LFL. Funding under an LFL is recorded as a liability when the amounts funded may be required to be repaid.
Income Taxes
CNL accounts for federal and state income taxes with respect to its TRS subsidiaries using the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

CNL Hotels
Notes to Combined Financial Statements
December 31, 2006 and 2005

3.	Investment in Hotel Properties
At December 31, 2006, 2005 and 2004, one of the Hotels is leased to a third party tenant, whereby the tenant is generally responsible for all operating expenses relating to the property. Investment in hotel properties consisted of the following as of December 31 (in thousands):

	2006	2005

Land	$237,330	$236,277
Building and improvements	1,847,052	1,811,445
Furniture and equipment	281,248	272,276
Capital improvements in progress	19,147	14,585
Equipment under capital leases	1,579	785

	2,386,356	2,335,368
Accumulated depreciation	(356,086)	(267,275)

	$2,030,270	$2,068,093

The following schedule is a schedule of future minimum lease payments to be received on the noncancelable operating lease with a third party at December 31, 2006 (in thousands):

2007	$6,500
2008	6,500
2009	6,500
2010	6,500
2011	6,500
2012 and thereafter	18,500

$51,000

4.	Intangible Assets
The gross carrying amounts and accumulated amortization of the Company’s intangible assets are as follows at December 31, 2006 and 2005 (in thousands):

		Weighted	Gross		Net
		Average	Carrying	Accumulated	Book
		Life	Amount	Amortization	Value

2006	Favorable ground lease	39.0 years	$27,431	$(2,140)	$25,291

2005	Favorable ground lease	39.0 years	$27,431	$(1,436)	$25,995
Amortization expense of $0.7 million was recorded for the year ended December 31, 2006.

CNL Hotels
Notes to Combined Financial Statements
December 31, 2006 and 2005

The estimated future amortization expense for the Company’s intangible assets with finite lives, as of December 31, 2006, is as follows (in thousands):

2007	$704
2008	704
2009	704
2010	704
2011	704
Thereafter	21,771

$25,291

5.	Indebtedness
Mortgages and other notes payable consisted of the following as of December 31 (in thousands):

	Collateral (1)	Interest Rate (2)		Maturity Date	2006	2005

Floating rate debt
Mortgage debt	1 hotel	LIBOR + 425 bps		July 2007	$54,166	$—
Mortgage debt	1 hotel	Various (3)		July 2007	—	54,852
Mortgage debt	4 hotels	LIBOR + 230 bps (4)		October 2006	—	94,919
Mortgage debt	1 hotel	CDOR + 375 bps (5)		April 2009	37,756	37,752

Total floating rate debt					91,922	187,523

Fixed rate debt
Mortgage debt	7 hotels	7.60	% (6)	July 2009	76,796	78,836
Mortgage debt	1 hotel	8.08%		August 2010	44,351	45,062
Mortgage debt	1 hotel	8.29%		December 2025	30,270	30,787
Mortgage debt	3 hotels	8.34%		December 2007	50,000	50,000
Mortgage debt	1 hotel	5.84%		December 2007	29,836	30,435
Mortgage debt	8 hotels	6.53%		November 2007	85,779	88,225
Mortgage debt	1 hotel	8.11%		February 2011	26,602	27,355
Mortgage debt	1 hotel	4.93%		July 2008	50,000	50,000
Mortgage debt	1 hotel	8.32%		January 2011	6,229	6,345
Mortgage debt	1 hotel	7.78%		January 2023	8,439	8,672
Mortgage debt	5 hotels	5.95%		March 2010	145,000	145,000
Mortgage debt	2 hotels	5.67%		January 2008	75,490	77,053
Mortgage debt	2 hotels	5.50%		January 2009	127,200	127,200
Mortgage debt	1 hotel	5.60%		April 2009	30,858	31,504
Mortgage debt	4 hotels	5.47%		April 2011	118,473	—
Tax incremental financing note	1 hotel	12.85	% (7)	June 2018	7,783	7,783
Liquidity facility	N/A	10%		July 2007	—	13,760

Total fixed rate debt					913,106	818,017

Total indebtedness					$1,005,028	$1,005,540

(1)	As of December 31, 2006, Hotels with a net book value of $1.8 million were pledged as collateral on the debt.

(2)	As of December 31, 2006 and 2005, LIBOR was 5.32 percent and 4.39 percent, respectively, and CDOR was 4.34 percent and 3.37 percent, respectively.

CNL Hotels
Notes to Combined Financial Statements
December 31, 2006 and 2005

(3)	Includes a $41.0 million and $15.0 million mortgage loan that bear interest at 325 basis points plus the greater of (a) 30-day LIBOR or (b) 300 basis points and 700 basis points plus a base rate equal to the greater of (a) the lesser of (i) one-month LIBOR or (ii) 9 percent, or (b) 3 percent, respectively.

(4)	Interest rate floor of 4.96%.

(5)	Interest rate floor of 6.25%.

(6)	Average interest rate as the loans bear interest ranging from 7.5% to 7.75%.

(7)	This note is paid down with incremental real estate taxes bearing an interest rate of 12.85%.
The following is a schedule of maturities for all long-term borrowings at December 31, 2006 (in thousands):

2007	$229,305
2008	132,267
2009	272,343
2010	191,665
2011	137,724
2012 and thereafter	41,724

$1,005,028

Some debt arrangements allow for repayments earlier than the stated maturity date. The weighted average effective interest rate on mortgages and other notes payable was approximately 6.59 percent and 6.90 percent as of December 31, 2006 and 2005, respectively. The fair value of the Hotels’ fixed rate long-term debt was $865.2 million and $757.2 million at December 31, 2006 and 2005, respectively. Fair value was determined based on market prices or discounted cash flows as of those respective dates.
Certain loan agreements contain net worth or debt service coverage ratio requirements. Violation of these covenants could potentially trigger penalties, including increased interest rates and cash management arrangements whereby the lenders or their designated loan services capture operating cash from the collateral Hotels and administer the payment of property taxes, insurance, debt service and expenditures for other obligations. Other covenants restrict CNL’s ability to borrow money, pay dividends on or repurchase capital stock, make investments and sell assets or enter into mergers or acquisitions. CNL was in compliance with these covenants as of December 31, 2006.

CNL Hotels
Notes to Combined Financial Statements
December 31, 2006 and 2005

The Hotels are lessees of various types of equipment. The following is a schedule of future minimum rental payments required under capital lease obligations together with the present value of the net minimum lease payments as of December 31, 2006:

2007	$305
2008	256
2009	144
2010	50
2011	37

Total future minimum lease payments	792
Less: Interest	(77)

Present value of net minimum lease payments	$715

6.	Income Taxes
The components of income tax (expense) benefit recognized in the accompanying combined statements of operations are as follows for the years ended December 31:

	2006	2005	2004

Current
Federal	$(575)	$468	$(315)
State	(118)	(472)	(335)
Deferred
Federal	(79)	85	—
State	—	—	—

Total income tax (expense) benefit	$(772)	$81	$(650)

7.	Commitments and Contingencies
Operating Lease
One of the Hotels leases a parcel of land under ground lease. The operating lease calls for a monthly payment of the greater of: (i) a percentage of gross income from total hotel business activities, as defined, or (ii) a minimum rent, which is adjustable by the lessor every five years. As of December 31, 2006, the minimum rent was $147,461 per month. Future minimum rental payments required under the operating lease, which is noncancelable and expires in August 2042, are as follows:

2007	$1,769,536
2008	1,769,536
2009	1,769,536
2010	1,769,536
2011	1,769,536
2012 and thereafter	54,265,780

$63,113,460

CNL Hotels
Notes to Combined Financial Statements
December 31, 2006 and 2005

Rent expense was $2.3 million and $2.1 million for the years ended December 31, 2006 and 2005, respectively, and is included in property operations in the accompanying combined statements of operations.
Management Agreements
The Hotels are operated under various management agreements with third party managers that call for base management fees, which generally range from 3 percent to 7 percent of hotel and resort revenues and have an incentive management fee provision related to the Hotel’s profitability. The management agreements generally require the Hotels to set aside 3 percent to 5 percent of hotel revenues in FF&E Reserve accounts to be used for the replacement of furniture, fixtures and equipment. The management agreements have terms from 10 to 30 years and generally have renewal options. CNL may terminate certain management agreements if specified performance thresholds are not met. Pursuant to the terms of the management agreements, the third-party managers for the Hotels provide the Hotels with certain chain services which are generally provided on a central or regional basis to all hotels operated within the manager’s hotel system. Chain services include central training, advertising and promotion, reservation systems, payroll and accounting services, and other such services which may be more efficiently performed on a centralized basis. Expenses incurred in providing such services are allocated among all hotels managed by such third-party management companies on a fair and equitable basis. Additionally, the Hotels participate in customer loyalty programs operated by certain of the management companies. The cost of these programs is charged to all participating hotels based on members’ qualifying expenditures. When members redeem rewards at the hotel, the Hotels receive reimbursements from the management companies at a standard reimbursement rate and record these as room revenues.
Contingencies
From time to time the Hotels may be exposed to litigation arising from the operations of its business. At this time, CNL does not believe that resolution of these matters will have a material adverse effect on the Hotels financial condition or results of operation.
8.	Credit Enhancements
Certain of the Hotels benefit from various types of credit enhancements that have been provided by the managers of some of the Hotels. These credit enhancements guarantee certain of the Hotels certain minimum returns. Funding under these guarantees is recognized as a reduction in operating expenses, as reductions in hotel and resort management fees or as liabilities by the Hotels, depending upon the nature of each credit enhancement agreement and whether the funded amounts are required to be repaid by certain of the Hotels in the future. The repayment of these liabilities is expected to occur at such time that the net operating income of certain of the Hotels covered by the enhancements is in excess of the minimum returns to certain of the Hotels. All of the credit enhancements are subject to expiration or “burn-off” provisions over time or at such time that the funding limit has been reached.

CNL Hotels
Notes to Combined Financial Statements
December 31, 2006 and 2005

The following table represents certain of the Hotel’s amounts and utilization of credit enhancements for the years ended December 31, 2006 and 2005 (in thousands):

	Limited Rent	Threshold	Liquidity
	Guarantees	Guarantees	Facility Loans

Amounts available as of January 1, 2004	$—	$20,657	$11,534
New credit enhancements obtained	18,487	3,660	—
Utilization of credit enhancements	—	(18,659)	(3,773)

Amount available as of January 1, 2005	18,487	5,658	7,761
Utilization of credit enhancements	(1,243)	(2,428)	(3,509)

Amount available as of December 31, 2005	17,244	3,230	4,252
New credit enhancements obtained	—	710	—
Utilization of credit enhancements	(395)	(1,279)	(633)

Amount available as of December 31, 2006	$16,849	$2,661	$3,619

During the years ended December 31, 2006, 2005 and 2004, the Hotels recognized approximately $0.9 million, $1.6 million and $13.4 million, respectively, as reductions of operating expenses and approximately $0.4 million, $0.8 million and $5.2 million, respectively, as reductions in hotel and resort management fees as a result of credit enhancement funding. In addition, for the years ended December 31, 2006 and 2005, the Hotels recognized $0.4 million and $1.2 million in rental revenues from a limited rent guarantee. Of the total remaining amounts available to the Hotels under the credit enhancements, approximately $3.6 million is subject to repayment provisions if utilized.
9.	Subsequent Events
On January 18, 2007, CNL, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among MS Resort Holdings LLC, a Delaware limited liability company (“Parent”), MS Resort Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), MS Resort Purchaser LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“MS Purchaser Sub”), and Ashford Sapphire Acquisition LLC, a Delaware limited liability company (“Sapphire” and, together with Parent, Merger Sub and MS Purchaser Sub, the “Buyer Parties”) pursuant to which each issued and outstanding share of common stock (“Common Stock”) of CNL (other than dissenting shares and shares owned directly or indirectly by Parent) will be canceled and entitled to receive a distribution and merger consideration in a total amount equal to $20.50. Parent, Merger Sub and MS Purchaser Sub are affiliates of Morgan Stanley Real Estate Fund V, U.S., L.P. (“MSREF”), and Sapphire is a wholly-owned subsidiary of Ashford Hospitality Trust, Inc. (“Ashford”).
Pursuant to the Merger Agreement and related agreements entered into in connection therewith, following satisfaction of the conditions set forth in the Merger Agreement, CNL will sell the Hotels directly to MS Purchaser Sub and Sapphire (the “Asset Sales”) and, on the day immediately following consummation of the Asset Sales, Merger Sub will merge with and into CNL, with CNL continuing as the surviving entity.

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
Management prepared the following pro forma financial statements, which are based on the historical consolidated financial statements of Ashford Hospitality Trust, Inc. (the “Company”) and adjusted to give effect to several acquisitions completed after December 31, 2005 and the related debt and equity offerings to fund those acquisitions, as discussed below, as if such transactions occurred at the beginning of the period presented.
On January 25, 2006, in a follow-on public offering, the Company issued 12,107,623 shares of its common stock at $11.15 per share, which generated gross proceeds of approximately $135.0 million. However, the aggregate proceeds to the Company, net of underwriters’ discount and offering costs, was approximately $128.1 million. The 12,107,623 shares issued include 1,507,623 shares sold pursuant to an over-allotment option granted to the underwriters. The net proceeds were used for a $60.0 million pay-down on the Company’s $100.0 million credit facility, due August 17, 2008, on January 31, 2006, a $45.0 million pay-down on the Company’s $45.0 million mortgage loan, due October 10, 2007, on February 9, 2006, and the acquisition of the Marriott at Research Triangle Park hotel property on February 24, 2006 for $28.0 million, as discussed below.
On February 24, 2006, the Company acquired the Marriott at Research Triangle Park hotel property in Durham, North Carolina, from Host Marriott Corporation for approximately $28.0 million in cash. The Company used proceeds from its sale of two hotels on January 17, 2006 and its follow-on public offering on January 25, 2006 to fund this acquisition.
On April 19, 2006, the Company acquired the Pan Pacific San Francisco Hotel in San Francisco, California, for approximately $95.0 million in cash. The Company used proceeds from two credit facility draws of approximately $88.9 million and $15.0 million to fund this acquisition.
On July 13, 2006, the Company acquired the Marriott Crystal Gateway hotel in Arlington, Virginia, from EADS Associates limited Partnership for approximately $107.2 million. The purchase price consisted of the assumption of approximately $53.3 million of mortgage debt, the issuance of approximately $42.7 million worth of limited partnership units, which equates to 3,814,842 units valued at $11.20 per unit, approximately $2.5 million in cash paid in lieu of units, the reimbursement of capital expenditures costs of approximately $7.2 million, and other net closing costs and adjustments of approximately $1.5 million. The limited partnership units issued represent Class B common units, with a fixed dividend rate of 6.82% in years 1-3 and 7.2% thereafter based on the $11.20 per unit price, and have priority in payment of cash dividends over holders of common units. After ten years, either party may convert these units to common units. For accounting purposes, these units were valued at approximately $40.6 million or $10.64 per unit, which represents the average market price of the Company’s common stock from five business days before the definitive agreement was finalized on May 18, 2006 to five business days after such date. In addition, the Company assumed the existing management agreement which expires in 2017 with three ten-year renewal options. The management agreement provides for a base management fee of 3% of the hotel’s gross revenues plus certain incentive management fees. Based on the Company’s review of this management agreement, the Company concluded that the terms are more favorable to the manager than a typical current market management agreement. Hence, the Company recorded an unfavorable contract liability of approximately $15.8 million related to this management agreement as of the acquisition date.
On July 25, 2006, in a follow-on public offering, the Company issued 14,950,000 shares of its common stock at $11.40 per share, which generated gross proceeds of approximately $170.4 million. However, the aggregate proceeds to the Company, net of underwriters’ discount and offering costs, was approximately $162.0 million. The 14,950,000 shares issued include 1,950,000 shares sold pursuant to an over-allotment option granted to the underwriters. On July 25, 2006, the net proceeds were used to pay down the Company’s $30.0 million balance on its $47.5 million credit facility, due October 10, 2007, and pay down its $98.9 million balance on its $100.0 million credit facility, due August 17, 2008.
On November 9, 2006, the Company acquired the Westin O’Hare hotel property in Rosemont, Illinois, for approximately $125.0 million in cash. To fund this acquisition, the Company used cash available on its balance sheet and proceeds from a $101.0 million mortgage loan executed on November 16, 2006.
On December 7, 2006, the Company acquired a seven-property hotel portfolio (“MIP Portfolio”) from a partnership of affiliates of Oak Hill Capital Partners, The Blackstone Group, and Interstate Hotels and Resorts for approximately $267.2 million in cash. Of the seven acquired hotels, five are considered core hotels while two are considered non-core hotels, which the Company intends to sell. To fund this acquisition, the Company used cash available on its balance sheet, proceeds from a $25.0 million draw on a credit facility, and proceeds from a $212.0 million mortgage loan executed on December 7, 2006.
On April 11, 2007, the Company acquired a 51-property hotel portfolio (“CNL Portfolio”) from CNL Hotels and Resorts, Inc. (“CNL”) for approximately $2.4 billion plus closing costs of approximately $80.0 million. Pursuant to this agreement, the Company acquired 100% of 33 properties and 70%-89% of 18 properties through existing joint ventures. To fund this acquisition, the Company utilized several sources as follows: borrowings of approximately $928.5 million of ten-year, fixed-rate debt at an average blended interest rate of 5.95%, approximately $555.1 million of three-year, variable-rate debt with two one-year extension options at an interest rate of LIBOR plus 1.65%, and approximately $325.0 million of one-year, variable-rate debt with two one-year extension options at an interest rate of LIBOR plus 1.5%, the sale of 8.0 million shares of Series C Cumulative Redeemable Preferred Stock for approximately $200.0 million at a dividend rate of LIBOR plus 2.5%, and assumed fixed-rate debt of approximately $432.3 million, which is net of approximately $129.8 million of debt related to minority interest holders, representing ten fixed-rate loans with an average blended interest rate of 6.09% and expiration dates ranging from 2008 to 2025. In addition, the Company executed a $200.0 million credit facility with interest rates ranging from LIBOR plus 1.55% to LIBOR plus 1.95% depending on the loan-to-value ratio, which matures April 9, 2010 with two one-year extension options, requires interest-only payments through maturity, and requires quarterly commitment fees ranging from 0.125% to 0.20% of the average undrawn balance during the quarter. With respect to this acquisition, the Company assumed certain existing management agreements. Based on the Company’s review of these management agreements, the Company concluded that the terms of certain management agreements are more favorable to the manager than a typical current-market management agreement. As a result, the Company recorded an unfavorable contract liability of approximately $10.3 million related to these management agreements, which will be amortized as a reduction to incentive management fees on a straight-line basis over the initial terms of the related management agreements. The purchase price allocation related to CNL Portfolio is preliminary subject to further internal review and third-party appraisals.
The following consolidated pro forma financial statements should be read in conjunction with the Company’s Form 8-K filed with the Securities and Exchange Commission on January 18, 2007, which announced the impending acquisition of CNL, the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2006, which are incorporated by reference in the Company’s Form 10-K, filed March 9, 2007, and the consolidated financial statements and notes thereto related to CNL included elsewhere in this Form 8-K. In the Company’s opinion, all significant adjustments necessary to reflect these acquisitions and related equity offerings have been made.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Balance Sheet
As of December 31, 2006
(In Thousands)
(Unaudited)

		(a)	(b)		(c)		(d)
	Company	CNL Portfolio	CNL Portfolio		CNL Portfolio		Sold	Combined
	Historical	Historical	Acquisition		Purchase		Hotels	Pro Forma
	December 31,	December 31,	Pro Forma		Price		Pro Forma	December 31,
	2006	2006	Adjustments		Allocation		Adjustments	2006
Assets
Investment in hotel properties, net	$1,632,946	$2,030,270	$618,015	(7)	$2,648,285		$—	$4,281,231
Cash and cash equivalents	73,343	50,170	(38,211	)(6)	11,959		3,500	88,802
Restricted cash	9,413	44,988	—		44,988		—	54,401
Accounts receivable, net of allowance	22,081	25,386	—		25,386		—	47,467
Inventories	2,110	—	—		—		—	2,110
Assets held for sale	119,342	—	—		—		(30,100)	89,242
Notes receivable	102,833	—	—		—		—	102,833
Deferred costs, net	14,143	3,906	28,148	(2)	32,054		—	46,197
Prepaid expenses and other assets	18,980	10,361	—		10,361		—	29,341
Intangible assets, net	—	25,291	(25,291	)(3)	—		—	—
Due from hotel managers	16,721	—	—		—		—	16,721

Total assets	$2,011,912	$2,190,372	$582,661		$2,773,033		$(26,600)	$4,758,345

Liabilities and Owners’ Equity
Indebtedness	$1,091,150	$1,005,028	$1,371,643	(1)	$2,376,671	(1)	$(28,000)	$3,439,821
Capital leases payable	177	—	—		—		—	177
Accounts payable and accrued expenses	48,962	73,736	—		73,736		—	122,698
Dividends payable	19,975	—	—		—		—	19,975
Deferred income	294	—	—		—		—	294
Deferred incentive management fees	3,744	—	—		—		—	3,744
Unfavorable management contract liability	15,281	—	10,310	(5)	10,310		—	25,591
Due to hotel managers	5,756	—	—		—			5,756

Total liabilities	1,185,339	1,078,764	1,381,953		2,460,717		(28,000)	3,618,056

Commitments & contingencies	—	—	—		—		—	—
Minority interest — units	109,864	—	—		—		—	109,864
Minority interest — joint ventures	—	118,708	—		118,708		—	118,708
Preferred stock — Series B	75,000		—		—		—	75,000

Preferred stock — Series A	23	—	—		—		—	23
Preferred stock — Series C	—	—	80	(4)	80	(4)	—	80
Common stock	729	—	—		—		—	729
Owners’ equity — other	640,957	992,900	(799,372	)(4)	193,528	(4)	1,400	835,885

Total owners’ equity	$641,709	$992,900	$(799,292)		$193,608		$1,400	$836,717

Total liabilities and owners’ equity	$2,011,912	$2,190,372	$582,661		$2,773,033		$(26,600)	$4,758,345

The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma balance sheet.

Explanation of pro forma adjustments:
(a)	Represents the audited historical balance sheet of CNL Portfolio contained elsewhere herein.

(b)	Represents pro forma adjustments to reflect the acquisition of CNL Portfolio, which closed April 11, 2007, as follows:
(1)	Debt originated or assumed net of debt paid off of approximately $1.0 million:

$928.5 million fixed-rate debt at an average blended interest rate of 5.95%	$928,465
$555.1 million variable-rate debt at an interest rate of LIBOR plus 1.65%	555,122
$325.0 million variable-rate debt at an interest rate of LIBOR plus 1.5%	325,000
$200.0 million credit facility at an interest rate of LIBOR plus 1.95%	0
$562.1 million fixed-rate assumed debt with an average blended interest rate of 5.61%	562,055
$562.1 million fixed-rate assumed debt premium	6,029

Total	$2,376,671

(2)	Represents loan costs included in closing costs related to new and assumed debt.

(3)	The Company assigned no value to existing intangible assets as the related value was allocated to hotel properties.

(4)	Equity issued:

$200.0 million of 8.0 million shares of Series C preferred stock at a dividend rate of LIBOR plus 2.5%:
8 million shares at $0.01 per share par value	$80
Allocated to additional paid-in capital:
Remaining funds received in excess of par value issued	$199,920
Issuance costs	(6,392)

Total	$193,528

(5)	Represents an unfavorable management contract recorded upon acquisition of CNL Portfolio as the contract rate paid to a particular manager was deemed above market.

(6)	Cash received or paid:

Cash received from borrowings or equity issuances	$2,008,587
Cash paid for estimated closing costs	(77,772)
Cash paid via the acquisition contract price less debt assumed	(1,969,026)

Total	$(38,211)

(7)	Represents the purchase price allocated to hotel properties.
(c)	Represents the purchase price allocation to reflect the acquisition of CNL Portfolio, which is the sum of columns (a) and (b).

(d)	Represents pro forma adjustments to reflect the sales of Marriott in Trumbull, Connecticut, and Fairfield Inn in Princeton, Indiana, for a gain of $1.4 million.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Statement of Operations
For the Year Ended December 31, 2006
(In Thousands, Except Per Share Amounts)
(Unaudited)

		(a)		(b)		(c)		(d)
		Miscellaneous		CNL		Joint Venture		CNL Portfolio		(e)		Adjusted
	Historical	Acquisitions		Portfolio		Acquisition		Other		Other		Pro Forma
	December 31,	Pro Forma		Pro Forma		Pro Forma		Pro Forma		Pro Forma		December 31,
	2006	Adjustments		Adjustments		Adjustments		Adjustments		Adjustments		2006
Revenue
Rooms	$365,917	$93,320	(4)	$530,963	(5)	$—		$—		$—		$990,200
Food and beverage	81,081	44,718	(4)	183,671	(5)	—		—		—		309,470
Rental income from operating leases	—	—	(4)	6,500	(5)	—		—		—		6,500
Other	17,312	6,607	(4)	43,724	(5)	—		—		—		67,643

Total hotel revenue	464,310	144,645		764,858		—		—		—		1,373,813
Interest income from notes receivable	14,858	—		—		—		—		—		14,858
Asset management fees	1,266	—		—		—		—		—		1,266

Total Revenue	480,434	144,645		764,858		—		—		—		1,389,937

Expenses
Hotel operating expenses Rooms	82,022	24,255	(4)	124,051	(5)	—		—		—		230,328
Food and beverage	60,146	30,649	(4)	135,569	(5)	—		—		—		226,364
Other direct	8,197	2,952	(4)	23,842	(5)	—		—		—		34,991
Indirect	137,298	39,536	(4)	202,606	(5)	—		1,625	(10)	—		381,065
Management fees	17,850	3,635	(4)	28,241	(5)	—		422	(9)	—		50,148
Property taxes, insurance, and other	26,286	7,573	(4)	38,649	(5)	—		—		—		72,508
Depreciation & amortization	49,564	16,850	(6)	89,314	(5)	—		(15,908	) (6)	—		139,820
Corporate general and administrative	20,359	—		10,200	(5)	—		4,374	(11)	—		34,933

Total Operating Expenses	401,722	125,450		652,472		—		(9,487)		—		1,170,157

Operating Income	78,712	19,195		112,386		—		9,487		—		219,780

Interest income	2,917	—		387	(5)	—		(387	)(12)	—		2,917
Interest expense and amortization and write-off of loan costs	(49,245)	—		(68,920	)(5)	—		(108,971	)(7)	—		(227,136)

Income (Loss) before Minority Interest and Income Taxes	32,384	19,195		43,853		—		(99,871)		—		(4,439)

Income tax benefit (expense)	2,920	(688	) (1)	(3,793	) (1)	—	(1)	101	(1)	—	(1)	(1,460)
Minority interest in consolidated joint ventures	—	—		(6,403	) (5)	185	(13)	—		7,022	(7)	804
Minority interest relating to limited partners	(4,274)	(1,764	) (3)	(3,776	) (3)	(21	) (3)	11,194	(3)	(330	)(3)	1,029

Income (Loss) from Continuing Operations	$31,030	$16,743		$29,880		$164		$(88,576)		$6,692		$(4,066)

Preferred dividends											(8)	(29,738)

Income from Continuing Operations Applicable to Common Shareholders												$(33,805)

Basic and diluted:
Income from continuing operations per share available to common shareholders												$(0.47)

Weighted average shares outstanding											(2)	72,004

The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma statement of operations.

Explanation of pro forma adjustments:
(a)	Represents pro forma adjustments to reflect the below acquisitions and related debt and equity offerings as if such transactions occurred at the beginning of the period presented.
1)	acquisition of Marriott RTP on February 24, 2006

2)	acquisition of JW Marriott Pan Pacific on April 19, 2006

3)	acquisition of Marriott Gateway on July 13, 2006

4)	acquisition of Westin O’Hare on November 9, 2006

5)	acquisition of MIP Properties on December 7, 2006
(b)	Represents pro forma adjustments to reflect the acquisition of CNL Portfolio on April 11, 2007 as if such transaction occurred at the beginning of the period presented.

(c)	Represents pro forma adjustments to reflect the acquisition of the 15% minority interest holder in a joint venture related to the Hyatt Regency Dearborn in Detroit, Michigan, as if such transaction at the beginning of the period presented.

(d)	Represents pro forma adjustments to reflect changes in ongoing depreciation, management fees, incentive management fees, and corporate general & administrative expenses related to CNL Portfolio as if such transaction occurred at the beginning of the period presented.

(e)	Represents pro forma adjustments to reflect additional interest expense associated with borrowings incurred to fund these acquisitions as if such debt was outstanding the entire period presented as well as minority interest related to this interest expense and preferred stock dividends.

(1)	Represents pro forma income tax benefit (expense) related to these transactions.

(2)	Represents pro forma weighted average shares considering all shares and units issued to fund these acquisitions.

(3)	Pro forma minority interest represents Class B units annual dividends of approximately $2.9 million plus 11.22% of the net income (loss) after preferred stock dividends and Class B units dividends.

(4)	Represents the acquired entities unaudited statements of operations for the periods preceding their acquisitions.

(5)	Represents amounts derived from CNL Portfolio’s audited income statement included elsewhere herein. Reclassifications to reflect consistency with the Company’s presentation have been made.

(6)	Represents the change in depreciation expense associated with the acquired entities based on preliminary purchase price allocations.

(7)	Represents additional interest expense and amortization of loan costs associated with borrowings to fund these acquisitions as if such acquisitions closed at the beginning of the period presented. Regarding variable-rate debt, a 1/8th change in interest rate would have an approximate $1.4 million impact.

(8)	Represents pro forma dividends on Series A, B, & C preferred stock as if such shares were outstanding the entire period presented.

(9)	Management fees reflect increases in ongoing base fees as a result of management contracts amended in connection with the acquisition offset by a reduction related to amortization of unfavorable management contract liabilities established upon acquisition of CNL Portfolio.

(10)	Incentive management fees reflect increases resulting from management contracts amended in connection with the acquisition of CNL Portfolio.

(11)	Represents incremental corporate general and administrative expenses associated with the acquisition of CNL Portfolio, which represents additional salaries, benefits, office expense, legal expense, internal audit costs, and other general and administrative costs in excess of the $10.2 million of corporate overhead allocated to CNL Properties on a stand-alone basis.

(12)	Represents the elimination of interest income the Company does not expect to earn on a go-forward combined basis.

(13)	Represents pro forma adjustments to reflect the acquisition of the 15% minority interest holder in a joint venture related to the Hyatt Regency Dearborn in Detroit, Michigan, as if such transaction at the beginning of the period presented.

EXHIBITS
23.1	Consent of Independent Certified Public Accountants

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 12, 2007

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID J. KIMICHIK
David J. Kimichik
Chief Financial Officer